                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT dated as of the Commencement Date (as defined below) by and between IT STAFFING LTD., a corporation incorporated under the laws of the Province of Ontario, (the "Company") and DECLAN A. FRENCH, an individual residing in the Town of Mississauga in the Province of Ontario (the "Executive").

                  FOR VALUE RECEIVED by each of the parties hereto, receipt and sufficiency of which is hereby acknowledged by each of them, it is hereby agreed as follows:

1. As from the date on which the Company's Registration Statement filed with the U.S. Securities and Exchange Commission is declared effective (the "Commencement Date"), the Executive shall be employed by the Company under the terms of this Agreement.

                   (1) The Company shall employ the Executive and the Executive shall continue to hold office and serve the Company as President and Chief Executive Officer (the "Appointment"). The Executive shall during the course of his employment hereunder perform the duties and exercise the powers consistent with the Appointment, including the making (subject to the terms hereof) of all management decisions affecting generally the Company, and those specific matters which may from time to time be reasonably assigned to or vested in him by the Board of Directors of the Company (the "Board"), and shall from time to time give to the Board all such information regarding such matters as it shall require and implement and apply the policy of the Company as set forth by the Board from time to time,

                   (2) make any material change in the undertaking of the business of the Company; or

                   (3) enter into any Agreements or other obligations with any person otherwise than in the ordinary course of the business of the Company.

2. The Appointment shall continue for a period of 2 years from the Commencement Date (the "Contract Period"), during which the Company shall not be entitled to terminate the Executive's employment except in accordance with and upon the occurrence of any of the events or causes specified in Section 9.

3.      (a)       The Company shall pay to the Executive during the
                  continuance of his employment hereunder a salary at the rate of Cdn.$150,000 per annum, less applicable statutory deductions, subject to adjustment as provided in Section 4(e)
                  (the "Salary"), but not exceeding a maximum of Cdn.$500,000 per annum, to accrue from day to day and be payable (by direct deposit to the Executive's designated bank account) in equal bi-weekly installments in arrears on the last day of each bi-weekly period;

        (b) the Company shall provide to the Executive during the continuance of his employment hereunder:

                  (1)     an automobile allowance of Cdn.$1,000 per month; and

                  (2) a corporate credit card, to be used by the Executive for business expenses;

        (c) the Company shall pay to the Executive during the continuance of his employment hereunder a bonus (the "Bonus") of 2% of Production in respect of each of the Company's fiscal quarters (a "Quarter"). The payment date for each Quarter shall be within 15 days after the end of the Quarter. "Production" for purposes of the Bonus, and in respect of any Quarter, shall mean the aggregate of the following amounts:

                  (3) total full time placement fees (exclusive of GST), before tax, billed by the Company in such Quarter; and

                  (4) total spread, representing pre-tax profit to the Company, for such Quarter, in respect of all bilabial hours of contract placements and consulting fees;

                  in each case as determined (such determination to be conclusive in the absence of manifest error) by the Company's accountants in accordance with generally accepted accounting principles, for each such Quarter, and within 7 days of the end of any such Quarter;

         (d) the Company shall pay to the Executive during the continuance of his employment hereunder a commission (the "Commission") of 1% of every dollar increase over the immediately preceding year in the combined total revenue of the IT Group per annum, calculated as of the end of each fiscal year during the term of this Agreement. "IT Group" for the purposes of the Commission shall mean the Company, International Career Specialists Ltd., Systemsearch Consulting Services Inc., Systems PS Inc., and any other corporation, partnership, joint venture, or business division which becomes controlled by any corporation or any such entity within the IT Group during the term of this Agreement. The Executive's right to receive Commission payments from the Company shall continue in full force and effect for a period of one full year after the date upon which his employment hereunder ceases, whether as the result of the expiry of the term hereof or his earlier resignation or termination, provided that such entitlement shall cease and determine upon his becoming employed by or otherwise directly or indirectly interested or concerned in any business, corporation, partnership, joint venture, firm, or any such entity carrying on a business in the Province of Ontario or any other jurisdiction in which the Company may be carrying on business which is competitive with the business carried on by the Company (otherwise than through the Executive's holding or being beneficially interested in any class of securities in any company if such class of securities is listed on any recognized stock exchange and the Executive neither holds nor is beneficially interested in more than a total of ten per cent of all securities of that class); and

         (e) the Company shall, during the continuance of the Executive's employment hereunder, increase the Salary payable to the Executive in each fiscal year of the term of this Agreement, retroactively to the first day of each such fiscal year, by an amount equal to the amount of the Commission paid to the Executive in respect of each such fiscal year.

5. The Company shall also pay to the Executive (on production of such evidence as the Company may reasonably require) the amount of all hotel, traveling and other expenses reasonably and properly incurred by him in the discharge of his duties contemplated hereunder.

6. Subject to Section 9 and to the production of satisfactory evidence from a registered medical practitioner in respect of any period of absence in excess of 90 consecutive days, the Executive shall be paid all of the compensation to which he would otherwise be entitled to under this Agreement during any period of absence from work due to sickness or injury.

7. The Executive shall be entitled to 6 weeks holiday with pay in every calendar year in addition to recognized public holidays. The entitlement to holiday (and on termination of employment to holiday pay in lieu of holiday) accrues pro rata throughout each calendar year of employment.

8.       (a)      The Executive shall not, either during the continuance of his employment hereunder except so far as is necessary in the performance of his duties or thereafter, without the consent in writing of the Board being first obtained, divulge to any person, and shall use his best endeavors to prevent the publication or disclosure of any information, concerning the business, accounts, finances, dealings, transactions or affairs of the Company which has or may come to his knowledge during the course of his employment hereunder or during any previous service with the Company;

         (b) the Executive shall not, during the continuance of his employment directly or indirectly be interested or concerned in any business, corporation, partnership, joint venture, firm, or any such entity carrying on a business in the Province of Ontario or any other jurisdiction in which the Company may, from to time, conduct business which is competitive with the business carried on by the Company, provided that nothing herein contained shall prevent the Executive from being the holder of or from being beneficially interested in any class of securities in any company if such class of securities is listed on any recognized stock exchange and the Executive neither holds nor is beneficially interested in more than a total of ten per cent of all securities of that class; and

         (c) the Executive shall devote his full time and attention to the affairs and business of the Company during the continuance of his employment under the terms of this Agreement.

9. The Executive's employment is guaranteed for the entirety of the Contract Period, without restrictions, provided however that if the Executive shall:

         (2)      die;

         (3) be adjudged or declared bankrupt or shall take advantage of any statute for the time being in force offering relief for insolvent debtors; or

         (4) become a person whose person or estate is liable to be dealt with under the law relating to mental health;

         (5) otherwise become or be unable substantially to perform his duties hereunder for any reason whatsoever for a period or periods aggregating at least 180 days in any period of 12 consecutive months; or

         (6) commit either by commission or omission, any act giving rise to cause for termination ("cause" shall include, without limitation, any material breach of the terms of this Agreement or any other cause recognized at law);

then the Company may in any such case by written notice to the Executive (or his representative, as applicable) forthwith terminate his employment hereunder, but no notice under subsection (d) of this Section shall be given by the Company to the Executive after the expiration of three calendar months from the end of any such periods or periods aggregating at least 180 days. Where the Agreement is terminated pursuant to this Section 9, the Executive will be entitled to his Salary and holiday vacation pay accrued up to the date of termination, and the Company shall have no further obligation to make any payments to the Executive, in particular, pursuant to Section 4 of this Agreement.

10. Any notice in writing required or permitted to be given to the Executive hereunder shall be sufficiently given if delivered to him personally or if mailed by registered mail to the Executive's last home address of which the Company has notice. Any notice in writing required or permitted to be given to the Company hereunder shall be sufficiently given if delivered or mailed by registered mail to the Company at its head office c/o the President & Chief Executive Officer, IT Staffing Ltd., 55 University Avenue, Suite 505, Toronto, ON M5H 3L9. Any such notices mailed as aforesaid shall be deemed to have been received on the fifth business day following the date of the mailing. Any address for the giving of notices hereunder may be changed by notice in writing in the manner provided in this Section for the giving of notices.

11. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

12. Any provision of this Agreement which is invalid or unenforceable shall not affect any other provision and shall be deemed to be severable.

13. This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representative of the Executive and the successors and assigns of the Company.

14. This Agreement constitutes and contains the entire and only Agreement among the parties relating to the matters described herein and supersedes and cancels any and all previous Agreements and understandings between all or any of the parties relative hereto. Any and all prior and contemporaneous negotiations, memoranda of understanding or position, and preliminary drafts and prior versions of this Agreement, whether signed or unsigned, between the parties leading up to the execution hereof shall not be used by any party to construe the terms or affect the validity of this Agreement. There are no representations, inducements, promises, understandings, conditions or warranties express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

15. The Executive acknowledges that he has either obtained or waived independent legal advice in respect of the subject matter of this Agreement.

                  IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the ____ day of August, 1998, effective as at the Commencement Date.




SIGNED, SEALED AND DELIVERED              )
in the presence of:                       )
                                          )
                                          )
                                          ) /s/ Declan A. French
----------------------------------         -------------------------------------
Witness:                                   DECLAN A. FRENCH



                                           IT STAFFING LTD.



                                           Per: /s/ Declan A. French     c/s
                                              ------------------------------
                                           Name: Declan A. French
                                           Title: President